                                                                      EXHIBIT 21

                                  SUBSIDIARIES




 NAME                                                            JURISDICTION OF INCORPORATION
------                                                          ------------------------------
 United Bank & Trust                                                          Michigan
 United Bank & Trust - Washtenaw                                              Michigan



                                    Page 17